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W. R. BERKLEY CORPORATION                          NEWS
165 MASON STREET, P.O. BOX 2518                    RELEASE
GREENWICH, CONNECTICUT  06836-2518
(203) 629-3000





FOR IMMEDIATE RELEASE                     CONTACT:Eugene G. Ballard
                                                  Senior Vice President,
                                                  Chief Financial Officer
                                                  and Treasurer
                                                  203-629-3000

                       W. R. BERKLEY CORPORATION ANNOUNCES
                  FULL YEAR AND FOURTH QUARTER RESULTS FOR 1999

         GREENWICH, CT, FEBRUARY 24, 2000 -- W.R. BERKLEY CORPORATION (NASDAQ:
BKLY) today announced an operating loss of $23.3 million, or 91 cents per diluted share, for 1999, compared with operating income of $34.7 million, or $1.19 per diluted share, for 1998. For the fourth quarter of 1999, the Company reported an operating loss of $38.4 million, or $1.50 per diluted share, compared with an operating loss of $11.6 million, or 43 cents per diluted share, for the same period a year ago.

         The net loss for 1999 was $37.1 million, or $1.43 per diluted share, compared with net income of $46.2 million, or $1.59 per diluted share, for 1998. For the fourth quarter of 1999, the Company reported a net loss of $40.8 million, or $1.59 per diluted share, compared with a net loss of $3.8 million, or 14 cents per diluted share, for the fourth quarter of 1998.

         Revenues for the year increased 5.8% to $1.67 billion, up from $1.58 billion in 1998. For the fourth quarter, revenues rose to $421.9 million, compared with $407.9 million for the fourth quarter a year ago.

         Realized capital losses, after tax, were $3.9 million, or 15 cents per diluted share, in 1999 compared with realized capital gains of $16.5 million, or 57 cents per diluted share, in 1998. Fourth quarter results included realized capital losses, net of taxes, of $2.4 million, or 9 cents per diluted share, compared with realized capital gains of $7.8 million, or 29 cents per diluted share, for the same period last year.
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W.R. Berkley Corporation


         Catastrophe losses after-tax were $39.1 million, or $1.50 per diluted share, in 1999 compared with $38.2 million, or $1.31 per diluted share, in 1998. Fourth quarter catastrophe losses were $3.5 million, or 14 cents per diluted share, compared with $6.6 million, or 24 cents per diluted share, for the same period last year.

         As previously announced, the Company established additional loss reserves for the regional insurance group in the 1999 fourth quarter of $55 million (before tax). The reserve increase was primarily related to accident years 1998 and 1999 and was prompted by increased loss development during 1999.

         Results for 1999 include an after-tax restructuring charge in the first quarter of $7.3 million, or 28 cents per diluted share, related to the Company's restructuring of certain of its operating units. The restructuring is expected to result in annual after-tax savings of approximately $12.4 million. Management estimates that as of December 31, 1999, the Company had achieved approximately 90% of such savings, on an annualized basis.

         The Company reported an extraordinary gain of $735,000 in 1999 and an extraordinary loss of $5.0 million in 1998 related to the repurchase and retirement of capital trust securities and long-term debt. In 1999, the Company repurchased 905,000 shares of its common stock, leaving a balance of 1,095,000 shares available for repurchase under its current share repurchase authorization.

         As previously disclosed, in the first quarter of 1999 the Company adopted AICPA Statement of Position 97-3, Accounting by Insurance and Other Enterprises for Insurance-Related Assessments. A non-cash, after-tax charge of $3.3 million, or 12 cents per diluted share, was recorded during the first quarter and is reflected in the financial statements as a cumulative effect of a change in accounting principle.

         Commenting on the Company's results, William R. Berkley, Chairman and Chief Executive Officer, said: "Obviously, 1999 was a difficult year, as pricing pressures continued. While we expect the environment to improve in 2000, we have taken a number of actions which we expect will result in significantly better performance even if market conditions do not improve. We have substantially completed the restructuring of

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W. R. Berkley Corporation

our regional businesses and will see expense savings this year from that effort. We increased reserves for the regional group by $55 million in the fourth quarter, an action that should allow us to go forward on the basis of our historical levels of reserve adequacy. Finally, we have implemented price increases across many of our lines of business, including increases averaging more than 10% for the regional group. We are comfortable with the actions we have taken and anticipate success in facing the challenges of the new year."

         W.R. Berkley Corporation is a holding company which, through its subsidiaries, operates in all segments of the property casualty insurance business. The operating units are grouped for management purposes into five segments according to market served: Regional Property Casualty Insurance, Reinsurance, Specialty Insurance, Alternative Markets and International.

                                      # # #

         This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2000, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to, the impact of competition, product demand and pricing, claims development, catastrophe and storm losses, investment results, legislative and regulatory developments and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the 2000 fiscal year and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                       (See accompanying financial tables)


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W. R. Berkley Corporation


                                                                       For the Three Months               For the Year Ended
                                                                         Ended December 31,                  December 31,
                                                                     ------------------------           ----------------------
                                                                     1999               1998            1999             1998
                                                                     ----               ----            ----             ----
                                                                            (Amounts in thousands except per share Data)
Revenues:
Net premiums written                                            $  342,067         $  305,971        $1,427,719        $1,346,254
Change in unearned premiums                                         20,425             20,255           (13,335)          (67,855)
                                                                  --------           --------         ---------         ---------
  Premiums earned                                                  362,492            326,226         1,414,384         1,278,399
Net investment income                                               45,051             50,915           190,316           202,420
Management fees and commissions                                     16,997             17,034            72,344            70,727
Realized gains (losses) on investments                              (3,660)            12,014            (6,064)           25,400
Other income                                                         1,002              1,718             2,688             5,571
                                                                  --------            -------         ---------         ---------
  Total revenues                                                   421,882            407,907         1,673,668         1,582,517
Operating costs and expenses:
Losses and loss expenses                                           320,910            262,456         1,085,826           914,762
Other operating costs and expenses                                 156,634            142,371           604,784           556,155
Interest expense                                                    12,733             12,528            50,801            48,819
Restructuring charge                                                    --                 --            11,505                --
                                                                  --------          ---------         ---------         ---------
  Income (loss) before income taxes
  and minority interest                                            (68,395)            (9,448)          (79,248)           62,781

Federal and foreign income tax
  (expense) benefit                                                 27,998              7,753            45,766            (5,465)
                                                                  --------           --------         ---------         ---------
  Income (loss) before minority interest                           (40,397)            (1,695)          (33,482)           57,316
  Minority interest                                                   (391)              (222)             (566)            1,444
                                                                  --------           --------         ---------         ---------

Net income (loss) before preferred
  Dividends                                                        (40,788)            (1,917)          (34,048)           58,760

Preferred dividends                                                     --             (1,887)             (497)           (7,548)
                                                                  --------           --------         ---------         ---------
  Net income (loss) attributable to
    Common stockholders before change
    in accounting and extraordinary
    gains (loss)                                                   (40,788)            (3,804)          (34,545)           51,212
  Cumulative effect of change in
    accounting principle (net of taxes)                                 --                 --            (3,250)               --
  Extraordinary gains (losses) on early
   extinguishment of long-term debt
   (net of taxes)                                                       --                 --               735            (5,017)
                                                                  --------           --------         ---------         ---------
  Net income (loss) attributable to
    Common stockholders                                          $ (40,788)         $  (3,804)       $  (37,060)       $   46,195
                                                                  ========           ========         =========         =========
Earnings (loss) per share:
    Basic                                                       $   (1.59)         $    (.14)       $    (1.44)        $     1.64
                                                                 ========           ========         =========          =========
    Diluted                                                     $   (1.59)         $    (.14)       $    (1.43)        $     1.59
                                                                 ========           ========         =========          =========
Average shares outstanding:
    Basic                                                          25,616             26,732            25,823             28,194
                                                                  ========           ========         =========           =========
    Diluted                                                        25,689             27,213            25,927             29,115
                                                                  ========           ========         =========           =========


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W. R. Berkley Corporation


              ADDENDUM #1 TO PRESS RELEASE DATED FEBRUARY 24, 2000
                       Operating Statistics by Insurance
                                Industry Segment
                  (Amounts in thousands except per share data)



                                            For the Three Months            For the Year Ended
                                              Ended December 31,                December 31,
Regional Insurance (1):                      1999           1998           1999             1998
                                          ------------   ------------   ------------     ------------
  Net premiums written                 $    157,500   $    140,327   $    649,849     $    641,316
  Total revenues                            182,149        164,157        702,129          682,519
  Pre-tax operating (loss)(2)               (62,879)       (35,417)       (89,431)         (30,196)
  Loss ratio                                  108.2%          91.6%          84.7%            76.0%
  Expense ratio                                36.6%          39.6%          36.1%            35.8%
  Policyholders' dividend ratio                  .4%           1.1%            .7%              .9%
  Combined ratio (3)                          145.2%         132.3%         121.5%           112.7%
Reinsurance Markets:
  Net premiums written                 $     77,224   $     69,846   $    309,181     $    269,634
  Total revenues                             84,720         84,063        341,940          297,144
  Pre-tax operating income (2)                1,530          6,023         17,116           30,555
  Loss ratio                                   77.5%          77.1%          76.0%            74.3%
  Expense ratio                                34.8%          32.2%          33.2%            31.5%
  Combined ratio (3)                          112.3%         109.3%         109.2%           105.8%
Specialty Insurance:
  Net premiums written                 $     60,474   $     60,587   $    260,380     $    254,003
  Total revenues                             74,761         83,336        309,068          311,955
  Pre-tax operating income (2)                6,046         19,536         42,677           74,344
  Loss ratio                                   63.1%          66.6%          66.0%            61.8%
  Expense ratio                                35.5%          30.6%          32.9%            31.7%
  Policyholders' dividend ratio                  .1%            .1%            .2%              .3%
  Combined ratio (3)                           98.7%          97.3%          99.1%            93.8%
Alternative Markets:
  Net premiums written                 $     21,061   $     17,605   $    122,137     $    106,195
  Total revenues                             53,966         53,530        222,276          205,935
  Pre-tax operating income (2)                5,940          4,944         30,133           31,371
  Loss ratio                                   72.1%          69.5%          67.4%            63.7%
  Expense ratio                                46.6%          48.2%          37.3%            36.0%
  Combined ratio (3)                          118.7%         117.7%         104.7%            99.7%
International(4):
  Net premiums written                 $     25,808   $     17,606   $     86,172     $     75,106
  Total revenues                             25,322         21,366         93,878           80,287
  Pre-tax operating income (loss)(2)          1,947         (1,980)         4,200           (6,745)
  Loss ratio                                   52.6%          59.3%          53.3%            59.7%
  Expense ratio                                42.3%          61.0%          46.4%            48.5%
  Combined ratio (3)                           94.9%         120.3%          99.7%           108.2%
Combined:
  Net premiums written                 $    342,067   $    305,971   $  1,427,719     $  1,346,254
  Total revenues                            420,918        406,452      1,669,291        1,577,840
  Pre-tax operating income (loss)(2)        (47,416)        (6,894)         4,695           99,329
  Loss ratio                                   88.2%          80.0%          76.5%            71.2%
  Expense ratio                                36.9%          37.9%          35.4%            34.9%
  Policyholders' dividend ratio                  .2%            .5%            .3%              .5%
  Combined ratio (3)                          125.3%         118.4%         112.2%           106.6%

(1) The regional results were impacted by the purchase of additional reinsurance which resulted in a reduction in net premiums written of $21.0 million and an increase in reinsurance recoveries of $35.0 million for 1999. The expense ratio for the regional group was impacted by the additional reinsurance premiums and by certain costs directly attributed to the restructuring. After adjusting for these items, the expense ratio in 1999 would have been
    36.0 percent for the fourth quarter and 34.1 percent for the full year.
(2) Pre-tax operating income (loss) represents earnings before the effects of realized investment gains (losses), the restructuring charge, the change in accounting principle and extraordinary gains (losses).
(3) Ratios based on statutory accounting practices.
(4) International includes life insurance premiums of $7.8 million and $3.1 million for the three months ended December 31, 1999 and 1998, respectively, and $24.5 million and $8.0 million for the years ended December 31, 1999 and 1998, respectively. Life insurance is not included in the statutory ratios.

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W. R. Berkley Corporation


              ADDENDUM #2 TO PRESS RELEASE DATED FEBRUARY 24, 2000
                            Supplementary Information
                  (Amounts in thousands except per share data)

                                                                      For the Three Months                  For the Year Ended
                                                                       Ended December 31,                        December 31,
                                                                      ----------------------------            ------------------
                                                                         1999            1998              1999              1998
                                                                    ---------         ---------         ---------         ---------
After-tax earnings (loss) amounts:
Operating income (loss)                                             $ (38,409)        $ (11,613)        $ (23,309)        $  34,702
Restructuring charge (net of
  minority interest)                                                       --                --            (7,294)               --
Extraordinary gain (loss)                                                  --                --               735            (5,017)
Cumulative effect of change in
  accounting principle                                                     --                --            (3,250)               --
Realized investment gains (losses)                                     (2,379)            7,809            (3,942)           16,510
                                                                    ---------         ---------         ---------         ---------
    Net income (loss)                                               $ (40,788)        $  (3,804)        $ (37,060)        $  46,195
                                                                    =========         =========         =========         =========

After-tax diluted earnings (loss) per share:
Operating income (loss)                                             $   (1.50)        $    (.43)             (.91)        $    1.19
Restructuring charge (net of
  minority interest)                                                       --                --              (.28)               --
Extraordinary gain (loss)                                                  --                --               .03              (.17)
Cumulative effect of change in
  accounting principle                                                     --                --              (.12)               --
Realized investment gains (losses)                                       (.09)              .29              (.15)              .57
                                                                    ---------         ---------         ---------         ---------
    Net income (loss)                                               $   (1.59)        $    (.14)        $   (1.43)        $    1.59
                                                                    =========         =========         =========         =========
Net cash provided by operating
    activities(1)                                                   $  21,450         $ 112,472         $  48,515         $ 224,270
                                                                    =========         =========         =========         =========



                                                                                      December 31,               December 31,
                                                                                          1999                       1998
                                                                                      ------------               ------------

Balance sheet information:
Total investments (2)                                                                  $2,975,929                 $3,233,458
Total assets                                                                            4,784,791                  4,983,431
Reserves for losses and loss expenses                                                   2,361,238                  2,126,566
Long-term debt                                                                            394,792                    394,444
Capital Trust Securities                                                                  198,126                    207,988
Preferred equity                                                                               --                     98,093
Common Stockholders' equity                                                               591,778                    763,188
Common shares outstanding                                                                  25,617                     26,504
Common stockholders' equity per share (3)                                                   23.10                      28.80

(1) Cash flow for the quarter and year ended December 31, 1998 was impacted favorably by an assumption of a portfolio of loss reserves, the proceeds of which were approximately $60 million.
(2) Including trading account receivable from broker and clearing organizations and trading securities sold but not yet purchased.
(3) Included in the calculation of common stockholders' equity per share are after-tax unrealized investment losses of $44.5 million as of December 31, 1999 and unrealized investment gains of $54.7 million as of December 31, 1998.


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